UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 3, 2005
Advanced Energy Industries, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-26966	84-0846841
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1625 Sharp Point Drive, Fort Collins, Colorado	80525
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (970) 221-4670
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     On October 3, 2005, Advanced Energy Industries, Inc. (the “Company”) and MKS Instruments, Inc. and its subsidiary, Applied Science and Technology, Inc. (together, “MKS”) executed a Settlement Agreement in connection with patent infringement litigation pending between the Company and MKS relating to the Company’s Xstream and Rapid plasma generator products. Pursuant to the Settlement Agreement, the Company has paid MKS $3 million in cash. Additionally, the Company and MKS have stipulated to a final judgment of infringement and an injunction prohibiting the Company from making, using, selling, offering to sell, or importing into the United States its Rapid, Rapid FE, Rapid OE and Xstream products, except as provided in the Settlement Agreement. Sales of these products have accounted for less than 5% of the Company’s total sales each year since the introduction of such products.
     The foregoing is a summary of the material terms of the Settlement Agreement. A copy of such agreement is filed as an exhibit to this Current Report on Form 8-K, and the terms of such agreement are incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
  (c) Exhibits

Exhibit No.	Description
10.1	Settlement Agreement dated October 3, 2005, by and between Advanced Energy Industries, Inc. and MKS Instruments, Inc. and its subsidiary, Applied Science and Technology, Inc.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Advanced Energy Industries, Inc.

Date: October 7, 2005	/s/ Michael El-Hillow

Michael El-Hillow, Executive Vice
President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Settlement Agreement dated October 3, 2005, by and between Advanced Energy Industries, Inc. and MKS Instruments, Inc. and its subsidiary, Applied Science and Technology, Inc.